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                                                                    Exhibit 99.1

[RJ REYNOLDS LOGO]

                                                   R.J. REYNOLDS TOBACCO COMPANY
                                                                   P.O. BOX 2959
                                                         WINSTON-SALEM, NC 27102

CONTACT:   Maura Payne              Fred McConnell                  RJRT 2005-10
           (336) 741-6996           (336) 741-7405
           (336) 829-9024 - cell    (336) 406-3213 - cell

              R.J. REYNOLDS TOBACCO COMPLETES SALE OF RJR PACKAGING

WINSTON-SALEM, N.C. - MAY 2, 2005 - R.J. Reynolds Tobacco Company (R.J. Reynolds) and RJR Packaging, L.L.C. today closed the sale of the assets and business of RJR Packaging to five packaging companies. The buyers have agreed to pay $48.2 million for the business, and entered into long-term tobacco packaging materials supply agreements with R.J. Reynolds.

"The sale represents an opportunity for the packaging business to maximize its potential by partnering with leaders in the packaging industry," said Jeffrey A. Eckmann, executive vice president of strategy, integration, information technology and business development for Reynolds American Inc., the parent company of R.J. Reynolds. "These companies have a long-term interest in investing in and growing that business, whereas R.J. Reynolds' focus is on growing its cigarette business."

The RJR Packaging assets, facilities and supply agreement rights for certain business areas were acquired as follows:

      - Alcan Packaging Food and Tobacco Inc. -- R.J. Reynolds' printed packaging, including cartons, boxes and labels;

      - Alcoa Flexible Packaging, L.L.C. -- R.J. Reynolds' cigarette foil and inner frame;

      - Southern Graphic Systems, Inc. -- cylinder engraving and prepress services;

      - Mundet Inc. -- R.J. Reynolds' tipping and low-ignition propensity paper;

      - Oracle Flexible Packaging, Inc. -- non-R.J. Reynolds, or external, packaging business. Oracle also acquired RJR Packaging's two main facilities, located in Winston-Salem at 1300 Cunningham Avenue and 190 East Polo Road.

RJR Packaging currently employs 740 people, and it is expected that at least 650 of them will ultimately receive offers for ongoing employment from one of the buyers, or from R.J. Reynolds.

Effective immediately after the sale, nine current RJR Packaging employees will become employees of Southern Graphic Systems, and about 75 employees will transfer to R.J. Reynolds Tobacco Co. The balance of RJR Packaging employees will become employees of Oracle Flexible Packaging. Over the next 24 months, the buyers will transition employees from Oracle to each company's individual payroll.

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Displaced employees will be eligible to receive severance benefits equaling two weeks of pay for every year of service (with a minimum of 26 weeks of pay), as well as a $25,000 bonus for those who stay the required period of time requested by the buyers during the transition period.

"From the beginning of this process, it was our goal to find buyers who would offer ongoing employment to the majority of current RJR Packaging employees," Eckmann said. "RJR Packaging has an experienced, dedicated workforce that will be a real asset to the new buyers.

"The closing of this sale allows R.J. Reynolds to focus on its core business of manufacturing and marketing cigarettes," Eckmann said. "Our supply agreements with the buyers will provide R.J. Reynolds with reliable, cost-efficient, high quality packaging materials going forward, and we are committed to making those relationships successful and mutually beneficial."

Morgan Stanley acted as financial advisor to R.J. Reynolds in connection with the transaction.

In December 2002, R.J. Reynolds announced its intent to sell RJR Packaging. Following the combination of R.J. Reynolds and the U.S. business of Brown & Williamson Tobacco Corp. in 2004, the packaging business was reassessed. In February 2005, R.J. Reynolds and RJR Packaging signed a letter of intent to sell RJR Packaging to the group of packaging companies.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding R.J. Reynolds's future performance and financial results inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include any adverse impacts from the transition of our packaging operations to the buyers. Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, neither R.J. Reynolds, nor its parent company, Reynolds American Inc., is required to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

R.J. Reynolds Tobacco Company is an indirect wholly owned subsidiary of Reynolds American Inc. (NYSE: RAI). R.J. Reynolds is the second-largest tobacco company in the United States, manufacturing about one of every three cigarettes sold in the United States. R.J. Reynolds' product line includes five of the nation's 10 best-selling cigarette brands: Camel, Winston, Kool, Salem and Doral. For more information about R.J. Reynolds, visit the company's Web site at WWW.RJRT.COM.

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